EXHIBIT 5.4


                            RICHARDS, LAYTON & FINGER
                           A Professional Association
                               One Rodney Square
                                  P.O. Box 551
                           Wilmington, Delaware 19899
                           Telephone: (302) 658-6541
                           Telecopier: (302) 658-6548
                              Website: www.rlf.com


                                January 26, 2001





PPL Capital Funding Trust I
Two North Ninth Street
Allentown, Pennsylvania  18101

          Re:  PPL Capital Funding Trust I
               ---------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for PPL Corporation, a Pennsylvania corporation (the "Company"), PPL Capital Funding, Inc., a Delaware corporation ("PPL Funding"), and PPL Capital Funding Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of the Trust, dated September 21, 1999, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 21, 1999;

          (b) The Trust Agreement of the Trust, dated as of September 21, 1999, among the Company and the trustees of the Trust named therein;

          (c) The Certificate of Amendment to the Certificate of Trust of the Trust, dated May 22, 2000, as filed in the office of the Secretary of State on May 23, 2000;


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PPL Capital Funding Trust I
January 26, 2001
Page 2


          (d) The Removal and Appointment of Trustee and Amendment of Trust Agreement of the Trust, dated as of August 15, 2000, among the Company, The Chase Manhattan Bank, a New York banking corporation ("Chase"), as trustee, James E. Abel, an individual ("Abel"), as trustee, and Chase Manhattan Bank USA, National Association, a national association ("Chase USA"), as an additional trustee;

          (e) The Amended and Restated Certificate of Trust of the Trust, dated as of August 15, 2000 (the "Certificate"), as filed in the office of the Secretary of State on August 17, 2000;

          (f) A form of Amended and Restated Trust Agreement of the Trust, (including Exhibits A, B and C thereto) (the "Trust Agreement"), among the Company, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

          (g) The Registration Statement on Form S-3 (the "Registration Statement"), including a prospectus (the "Prospectus"), relating to the preferred trust securities of the Trust, representing undivided beneficial interests in the assets of the Trust (each, a "Preferred Trust Security" and collectively, the "Preferred Trust Securities"), as proposed to be filed by the Company, the Trust and PPL Funding with the Securities and Exchange Commission on or about the date hereof; and

          (h) A Certificate of Good Standing for the Trust obtained from the Secretary of State on January 25, 2001.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.


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PPL Capital Funding Trust I
January 26, 2001
Page 3


          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Preferred Trust Security is to be issued by the Trust (collectively, the "Preferred Trust Security Holders") of a Preferred Trust Securities Certificate for such Preferred Trust Security and the payment for the Preferred Trust Security acquired by it, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Preferred Trust Securities are issued and sold to the Preferred Trust Security Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          To the extent that Section 10.05 of the Trust Agreement provides that the Trust Agreement is governed by laws other than the laws of the State of Delaware, we express no opinion concerning the effect of Section 10.05 of the Trust Agreement on the opinions set forth herein.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:


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PPL Capital Funding Trust I
January 26, 2001
Page 4


          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

          2. The Preferred Trust Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

          3. The Preferred Trust Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Trust Security Holders may be obligated to make payments as set forth in the Trust Agreement.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of the Securities and the Securities Guarantees" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ Richards, Layton & Finger, P.A.

BJK/MSC